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                        [RYDER SCOTT COMPANY LETTERHEAD]



                                 March 31, 1999


Dominion Resources Black Warrior Trust
NationsBank of Texas, N.A.
NationsBank Plaza - 17th Floor
901 Main Street
Dallas, Texas  75202

Gentlemen:

          We hereby consent to the inclusion of our report dated March 5, 1999, concerning the reserves and revenue, as of January 1, 1999, of certain royalty interests owned by Dominion Resources Black Warrior Trust in the Form 10-K for the year ended December 31, 1998, of the Dominion Resources Black Warrior Trust to be filed with the Securities and Exchange Commission.


                                                       Very truly yours,



                                                       /s/ RYDER SCOTT COMPANY
                                                           PETROLEUM ENGINEERS


                                                           RYDER SCOTT COMPANY
                                                           PETROLEUM ENGINEERS




CPM/sw